Exhibit 10.7

QAS, LLC - Financial Consulting Agreement

I.  Relationship of QAS, LLC to EARTHSTONE Energy, Inc. (hereinafter referred to as "Client") and Client Confidentiality

Client will engage QAS, LLC as a vendor for Financial reporting and Sarbanes-Oxley compliance consulting. QAS principal, James Poage has agreed to review and sign the Client's SEC filings as the interim Chief Financial Officer throughout the period of this agreement.

No consultant providing services to client on behalf of QAS, LLC will be considered an employee of client.

Due to the nature of the work that QAS, LLC will be hired to perform, QAS, LLC will adhere to the highest standards of client confidentiality whereby QAS, LLC will not discuss details of the work outside of the client environment. Additionally, unless otherwise agreed upon between the client and the QAS, LLC at the beginning of the engagement, any work that is completed on behalf of the client is then considered property of the client.

II.  Invoicing

Invoices for services provided by QAS,  LLC to client will be rendered as services are delivered. QAS offers an "expediency discount" on each invoice equal to 17% if payment is received within seven days following the invoice date.

Services provided by QAS, LLC to client will be invoiced at hourly rates based upon the rates for the individuals performing the work and will adhere to the following table:

Principal:  $115 per hour or $98/hour with "Expediency Discount"
IT/Audit Manager: $110 per hour or $90/hour with "Expediency Discount"
Audit Staff: $88 per hour or $75/hour with "Expediency Discount"

Out-of-town travel (airfare and hotel) expenditures (if any) will be reimbursed by the
Client at the rate of actual expenditure.

III.  Initial Retainer

QAS, LLC shall invoice the Client an initial retainer for services of in the amount of $5,000, which shall be paid by the Client upon the acceptance of this agreement.

IV.  Right to Terminate

Relationship shall commence and continue until mutually agreed by parties.

V.  Acknowledgement by Parties

The terms above are confidential and may not be distributed in any way or discussed with anyone who is not a party to this agreement.

By signing below, parties agree to the terms outlined above.

EARTHSTONE
Energy Inc.		QAS, LLC

Ray Singleton, President		James M. Poage, Principal

/s/ Ray Singleton, President	3/16/11	/s/ James M. Poage	3/16/11
Signature	Date	Signature	Date